Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Nos. 33-64993 and 333-31020 of Dotronix, Inc. on Form S-8 of our report dated September 27, 2002 appearing in the Annual Report on Form 10-KSB of Dotronix, Inc. for the year ended June 30, 2002.

/S/Deloitte & Touche LLP

Minneapolis, Minnesota

September 27, 2002